                                                                   EXHIBIT 10.18

              FOURTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT
                          DATED AS OF OCTOBER 3, 1997
             AMONG C. D. SMITH DRUG COMPANY, GENERAL DRUG COMPANY,
            SBS PHARMACEUTICALS, INC., JAMES BRUDNICK COMPANY, INC.,
        LASALLE BUSINESS CREDIT, INC., AS A LENDER AND AS AGENT FOR THE
             LENDERS, HELLER FINANCIAL, INC., AS A LENDER, AMERICAN
             NATIONAL BANK & TRUST COMPANY OF CHICAGO, AS A LENDER,
              AND CERTAIN OTHER FINANCIAL INSTITUTIONS SIGNATORIES
                         THERETO AND CONSENT AND WAIVER


     THIS FOURTH AMENDMENT (the "Amendment") is made as of the ____ day of July, 1998 to the Loan and Security Agreement dated October 3, 1997 (as amended from time to time, the "Loan Agreement"; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement) among C. D. Smith Drug Company ("CDS"), General Drug Company, SBS Pharmaceuticals, Inc., James Brudnick Company, Inc. (collectively, "Borrowers"), Heller Financial, Inc., as a Lender, American National Bank & Trust Company of Chicago, as a Lender, certain financial institutions signatories thereto from time to time (collectively, "Lenders"), and LaSalle Business Credit, Inc. (individually as a Lender and, in its capacity as agent for Lenders, "Agent").

     WHEREAS it is proposed that CDS should authorize the offer, sale, issuance and delivery through Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex Brown and Wheat First Union (the "Underwriters") of an initial public offering of certain authorized but unissued shares of common stock of CDS, par value $.01 per share ("Common Stock"), on the New York Stock Exchange or the Nasdaq National Market, plus the grant to the Underwriters of a thirty (30) day option to purchase shares to cover over-allotments, if any, on a firm commitment basis (the "Offering");

     WHEREAS it is proposed that contingent on an application (the "Application") in respect of the Offering being made to The Nasdaq Stock Market, Inc. or the New York Stock Exchange, CDS take certain steps to give effect to the Offering by undertaking a common stock split (the "Common Stock Split") and amending, its Articles of Incorporation (the "Amended Articles") and by amending and restating its Bylaws (the "Amended Bylaws");

     WHEREAS the Borrowers have agreed with Churchill ESOP Capital Partners ("Churchill") that the Subordinated Debt Documents (as defined in the Loan Agreement) be amended and the parties' rights and obligations thereunder be waived and released (as appropriate) (the "Churchill Release") and the liabilities of the Borrowers to Churchill under the Subordinated Debt Documents be prepaid (the "Churchill Prepayment"), for the purposes of effecting the Offering, the Application, the Common Stock Split, the Amended Articles and the Amended Bylaws (together with the Churchill Release and the Churchill Prepayment, the "Proposals"); and

     WHEREAS, in order to effect and ratify the Proposals the Borrowers have requested that Agent and Lenders amend the Loan Agreement in certain respects, consent to the Proposals and waive and release certain of the parties' rights and obligations thereunder and under the Other Agreements, and Agent and Lenders have agreed to do so subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants herein contained, and such other consideration as the parties mutually agree, the parties hereto agree as follows:

     1. Amendment. Borrowers, Agent and Lenders agree to amend the Loan Agreement as follows:

     (a) Section 11(k) of the Loan Agreement is hereby amended by amending and restating clause (B) by deleting the phrase "CDS may issue stock options pursuant to the Employment Agreements" and adding in its place the following:

               CDS may issue stock options pursuant to the Amended and Restated 1996 Equity Compensation Plan;

     (b) Section 11(k) of the Loan Agreement is hereby further amended by adding the following three additional exceptions to the provisions at the end of the Section:

                    (C) CDS may enter into all customary and necessary
               agreements and arrangements in order to effect the Offering including, without limitation to the generality of the foregoing, an agreement with the Underwriters to underwrite the Offering, subject to certain limitations of their liability and certain indemnities granted by CDS in their favor;

                    (D) CDS may issue any shares, warrants or other rights to
               receive or purchase any shares of any class of its stock pursuant to and in order to effect the Common Stock Split and the Offering; and

                    (E) CDS may issue shares of Common Stock to Churchill in
               connection with the exercise by Churchill of the Warrant issued to Churchill by CDS as one of the Subordinated Debt Documents;

     (c) Section 11(n) of the Loan Agreement is hereby amended to delete the following phrases in their entirety: (i) "amend its articles of incorporation (except as otherwise contemplated by Section 6.10 of the Note Purchase Agreement) or" and (ii) "and CDS shall not amend or modify the Subordinated Debt Documents";

     (d) Section 14 of Exhibit A - Special Provisions of the Loan Agreement is hereby amended to delete the Section in its entirety; and

     (e) Schedule 10(z) to the Loan Agreement is hereby amended by amending and restating the first sentence of paragraph 3 as follows:

               CDS has established the C.D. Smith Drug Company Amended and Restated 1996 Equity Compensation Plan whereby options to purchase up to 2,000,000 shares of common stock may be granted to employees at prices equal to the fair market value of the shares on the dates of grant.

     2.   Consent; Waiver of Rights and Release of Liability.   The Agent and
Lenders (and each of them) hereby consent to the Proposals and the actions described in Section 1(b) of this Amendment taken or to be taken by the Borrowers in order to effect the Proposals and waive any Event of Default that would arise under Sections 12(b) or 12(c) of the Loan Agreement as a result of the consummation of the Proposals but for said consent.

     3. Representations and Warranties of Borrowers. Each Borrower represents and warrants that, as of the date hereof, after giving effect to the consummation of the transactions contemplated hereby and the other agreements executed in connection herewith:

     (a) Such Borrower has the right and power and is duly authorized to enter into this Amendment;

     (b) No Event of Default or an event or condition which upon notice, lapse of time or both will constitute an Event of Default has occurred and is continuing;

     (c) The execution, delivery and performance by such Borrower of this Amendment (i) have been duly authorized by all necessary action on its part; (ii) do not and will not, by the lapse of time, giving of notice or otherwise, violate the provisions of the terms of its Amended Articles of Incorporation or Amended Bylaws, or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which such Borrower is a party; (iii) do not and will not, by lapse of time, the giving of notice or otherwise, contravene any governmental restriction to which such Borrower or any of its properties may be subject, and (iv) do not and will not, except as contemplated in the Loan Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any of such Borrower's properties under any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Borrower is a party or which purports to be binding on such Borrower or any of its properties;

     (d) No consent, license, registration or approval of any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the other agreements executed by any Borrower in connection herewith; and

     (e) This Amendment executed by any Borrower in connection herewith has been duly executed and delivered by such Borrower and is enforceable against such Borrower in accordance with their terms.

     (f) All information, reports and other documents heretofore furnished to Agent by each Borrower in connection with the Loan Agreement, as amended by this Amendment, and the Other Agreements are in all material respects complete and correct. Each Borrower has disclosed to Agent every fact of which it has knowledge which would reasonably be expected to materially and adversely affect the business, operations or financial condition of such Borrower or the ability of such Borrower to perform its obligations under the Loan Agreement, as amended by this Amendment, or under any of the Other Agreements.

     4. Conditions Precedent. This Amendment shall become effective as of the date of this Amendment upon the satisfaction of the following conditions precedent in form and substance satisfactory to Agent, which Agent acknowledges have been so satisfied:

     (a) Agent shall have received the reaffirmation of each of the Guarantees dated as of October 3, 1997, executed by H.S.S. Consulting Services Incorporated and C.D.S. Transportation, Inc., respectively, in the form of the Acknowledgment and Acceptance attached to this Amendment.

     (b) No Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing, and, after giving effect to the amendments contained herein, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing, it being acknowledged and agreed that the Proposals have been consented to by the Agent and the Lenders and do not and will not constitute Events of Default.

     (c) Borrowers shall have executed and delivered all such other documents, instruments and agreements as Agent shall reasonably require to maintain its perfected security interest in the Collateral.

     5.   Notification of Name Change.  CDS acknowledges its obligation under
Section 10(m) of the Loan Agreement to notify the Agent in writing of the change in its name that will take effect upon acceptance of the Amended Articles by the Missouri Secretary of State within ten days of such name change.

     6. Fees and Expenses. Borrowers agree to pay all reasonable and properly incurred legal fees and other expenses, whether for in-house or outside counsel, incurred by Agent and Lenders in connection with this Amendment.

     7. Loan Agreement Remains in Force. Except as specifically amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and this Amendment shall not be a waiver of any rights or remedies which Agent or Lenders have provided for in the Loan Agreement and all such terms and conditions are herewith ratified, adopted, approved and accepted.

     8. No Novation. This Amendment and all other agreements executed by any Borrower on the date hereof are not intended to nor shall be construed to create a novation or accord and satisfaction, and shall only be a modification and extension of the existing Obligations of such Borrower to Lenders.

     9. Entire Agreement. This Amendment and the other documents it refers to comprise the entire agreement relating to the subject matter they cover and supersede any and all prior written or oral agreements among Agent, Lenders and Borrowers relating thereto.

     10. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Except as expressly provided for herein, the terms and conditions of the Loan Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Borrowers and Lenders have caused this Amendment to be duly executed in their proper duly authorized officers as of the day and year first set forth above.

C. D. SMITH DRUG COMPANY       LASALLE BUSINESS CREDIT, INC., AS
                               AGENT AND LENDER


By /s/Jeanne Mathiesen         By /s/Catherine Saccani
  --------------------------     -------------------------------
Its [CFO]                      Its [Vice President]
    ------------------------       -----------------------------


SBS PHARMACEUTICALS, INC.      AMERICAN NATIONAL BANK & TRUST
                               COMPANY OF CHICAGO


By /s/Jeanne Mathiesen         By /s/M. Martha Gaskin
  --------------------------     --------------------------------
Its [Treasurer]                Its [Vice-President]
    ------------------------       ------------------------------


GENERAL DRUG COMPANY           HELLER FINANCIAL, INC., AS A
                               LENDER


By /s/Jeanne Mathiesen         By /s/Elizabeth Geannopulos
  --------------------------     ---------------------------------
Its [Treasurer]                Its [Vice President]
    ------------------------      -------------------------------


JAMES BRUDNICK COMPANY, INC.



By  /s/Jeanne Mathiesen
   -------------------------
Its [Treasurer]
     -----------------------

                         ACKNOWLEDGMENT AND ACCEPTANCE

     Each of the undersigned has executed and delivered to Agent a Guaranty dated October 3, 1997 (each, a "Guaranty") with respect to the Liabilities of
C. D. Smith Drug Company, Inc., General Drug Company, SBS Pharmaceuticals, Inc. and James Brudnick Company, Inc. (collectively, "Borrowers") under the Loan and Security Agreement dated October 3, 1997 among Borrowers, Agent and Lenders (as amended from time to time, the "Loan Agreement"). Each of the undersigned hereby acknowledges receipt of the foregoing Fourth Amendment to Loan and Security Agreement (the "Amendment"), accepts and agrees to be bound by the terms thereof, ratifies and confirms all obligations under its Guaranty, and agrees that its Guaranty shall continue in full force and effect upon the effectiveness of the Amendment. Terms used by not defined herein shall have the meaning ascribed to such terms in the Loan Agreement.


                              Acknowledged and Agreed to this ____ day of July, 1998.


                              H.S.S. CONSULTING SERVICES
                              INCORPORATED



                              By /s/Jeanne Mathiesen
                                 ------------------------------
                              Its [Treasurer]
                                  -----------------------------



                              C.D.S. TRANSPORTATION, INC.



                              By /s/Jeanne Mathiesen
                                -------------------------------
                              Its [Treasurer]
                                  -----------------------------

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